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                                   EXHIBIT 11
                                KMART CORPORATION
                INFORMATION ON COMPUTATION OF EARNINGS PER SHARE

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($ Millions, except per share data)                                         13 Weeks Ended                    39 Weeks Ended
                                                                    ------------------------------   -------------------------------
                                                                      October 25,      October 27,      October 25,      October 27,
                                                                         2000             1999             2000             1999
                                                                    ---------------  -------------   --------------    -------------

I.  Basic earnings per common share:

         Net income (loss) from continuing operations                 $     (67)      $        27     $      (493)      $       221
         Add: Discount on redemption of preferred securities, net             1                 -              10                 -
                                                                   --------------     -------------   -------------    -------------
    (a)  Net income (loss) from continuing operations available
          to common shareholders                                            (66)               27            (483)              221
    (b)  Discontinued operations, net of income taxes                         -                 -               -              (230)
                                                                   --------------     -------------   -------------    -------------

    (c)  Net income (loss) available to common shareholders          $      (66)      $        27     $      (483)      $        (9)
                                                                   ==============     =============   =============    =============


    (d)  Basic weighted average common shares outstanding                 482.1             492.1           481.9             493.8
                                                                   ==============     =============   =============    =============


     Basic earnings (loss) per common share:
         Net income (loss) from continuing operations available
          to common shareholders (a)/(d)                             $    (0.14)      $      0.05     $     (1.00)     $       0.45
         Discontinued operations (b)/(d)                                      -                 -               -             (0.46)
                                                                   --------------     -------------   -------------    -------------

         Net income (loss) available to common shareholders
         (c)/(d)                                                     $    (0.14)      $      0.05     $     (1.00)     $      (0.01)
                                                                   ==============     =============   =============    =============



II. Diluted earnings per common share:

         Net income (loss) from continuing operations available
            to common shareholders                                   $      (66)      $        27      $     (483)     $        221
         Add:  Dividends on outstanding trust convertible
         preferred securities, net                                           11                13              34                38
                                                                    -------------     -------------    ------------    -------------

    (e)  Adjusted net income (loss) from continuing operations
            available to common shareholders                                (55)               40            (449)              259
    (f)  Discontinued operations, net of income taxes                         -                 -               -              (230)
                                                                    -------------     -------------    ------------    -------------
    (g)  Adjusted net income (loss) available to common
         shareholders                                                $      (55)      $        40      $     (449)     $         29
                                                                    =============     =============    ============    =============

         Basic weighted average common shares outstanding                 482.1             492.1           481.9             493.8
         Weighted average of outstanding trust convertible
         preferred securities                                              59.9              66.7            59.9              66.7
         Weighted average of redeemed trust convertible
         preferred securities                                               0.3                 -             1.4                 -
         Dilutive effect of stock options                                     -               3.4             0.3               6.0
         Dilutive effect of written put options                               -                 -             0.5                 -
                                                                    -------------     -------------    ------------    -------------

    (h)  Diluted weighted average common shares outstanding               542.3             562.2           544.0             566.5
                                                                    =============     =============    ============    =============


    Diluted earnings (loss) per common share:
         Adjusted net income (loss) from continuing operations
            available to common shareholders (e)/(h)                 $    (0.10)      $      0.07      $    (0.83)     $       0.46
         Discontinued operations (f)/(h)                                      -                 -               -             (0.41)
                                                                    -------------     -------------    ------------    -------------

         Adjusted net income (loss) available to common
         shareholders (g)/(h)                                        $    (0.10)      $      0.07      $    (0.83)     $       0.05
                                                                    =============     =============    ============    =============
                                                                        (1)               (1)             (1)                (1)
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(1)This calculation is submitted in accordance with Regulation S-K item 601(b)
   (11) although it is contrary to paragraph 13 of SFAS 128 because it produces an anti-dilutive result.